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                            SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15 (d) OF

                          THE SECURITIES EXCHANGE ACT OF 1934

                   Date of report (date of earliest event reported):

                                   May 28, 1997

                            COMMISSION FILE NO. 0-25842

                        PACIFIC GAS TRANSMISSION COMPANY
                (Exact name of registrant as specified in its charter)


           California                               94-1512922
(State or other jurisdiction of           (I.R.S. employer Identification No.)
incorporation or organization)

2100 SW River Parkway, Portland, OR                    97201
(Address of principle executive offices)             (Zip code)

Registrant's telephone number, including area code:  (503) 833-4000

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ITEM 5.   Other Events

     On May 28, 1997, Pacific Gas Transmission Company ("the Company") and Pacific Gas & Electric Company ("PG&E") reached an agreement in principle with Norcen Energy Resources Limited ("Norcen Energy") and Norcen Marketing Incorporated ("Norcen Marketing") to settle the litigation filed against the Company and PG&E by Norcen Energy and Norcen Marketing in the U.S. District Court, Northern District of California, on March 17, 1994. As has been previously reported by the Company in its Annual report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed under the Securities Exchange Act of 1934, Norcen Energy's and Norcen Marketing's complaint against the Company and PG&E alleged that the Company and PG&E wrongfully induced Norcen Energy and Norcen Marketing to enter into a 30-year contract with the Company for firm transportation service by concealing legal action taken by PG&E before the California Public Utilities Commission two days before Norcen Marketing's contract with the Company became binding. The complaint also alleged certain breaches of representations made to Norcen Marketing and various federal and state antitrust, contractual and other claims, and sought rescission, restitution and recovery of unspecified damages.

     The proposed settlement of this matter on the terms agreed to would not have a material adverse impact on the Company's financial condition, liquidity or results of operations. The Company expects that the settlement will be implemented by entry of an appropriate order of the court before December 31, 1997.
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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            PACIFIC GAS TRANSMISSION COMPANY



Dated: June 11, 1997        BY:  /s/ FRANK R. LINDH
                                -----------------------------
                                Frank R. Lindh
                                General Counsel and Corporate Secretary